Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2023, on our audits of the consolidated financial statements of Southern Missouri Bancorp, Inc. as of June 30, 2023 and 2022 and for the fiscal years ended June 30, 2023, 2022 and 2021, which report appears in the Annual Report on Form 10-K of Southern Missouri Bancorp, Inc. for the fiscal year ended June 30, 2023.  We also consent to the incorporation by reference of our report dated September 13, 2023, on our audit of the internal control over financial reporting of Southern Missouri Bancorp, Inc. as of June 30, 2023, which report appears in the Annual Report on Form 10-K of Southern Missouri Bancorp, Inc. for the fiscal year ended June 30, 2023. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 15, 2023, on our audits of the financial statements of Southern Bank 401(k) Retirement Plan as of and for the fiscal years ended June 30, 2023 and 2022, which report appears in the Annual Report on Form 11-K for Southern Missouri Bancorp, Inc. for the fiscal year ended June 30, 2023.

/sig/ FORVIS, LLP

Decatur, Illinois

March 21, 2024